                                                                    EXHIBIT 99.3


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         On September 14, 2004, Packaging Dynamics Corporation ("Packaging Dynamics" or the "Company") completed the acquisition of 100% of the issued and outstanding shares of capital stock of 3141276 Canada Inc. ("3141276 Canada") from Mr. Gaby A. Ajram ("Seller") pursuant to an acquisition agreement dated August 6, 2004. 3141276 Canada is a Canadian corporation and the ultimate parent holding company of Papercon, Inc. ("Papercon"), a Georgia corporation, which conducts substantially all of the business operations of 3141276 Canada Inc.

         Packaging Dynamics acquired 3141276 Canada for aggregate consideration of approximately $66,421, net of $22,650 of cash acquired and subject to adjustment, comprised of $44,148 of cash consideration (net of cash acquired), a $7,000 two year note with interest payable quarterly at a 5% annual interest rate, 833,333 shares of Packaging Dynamics common stock valued at $11,575 based upon the price of the Company's stock price near the August 6, 2004 acquisition announcement date, and approximately $3,698 representing the present value of amounts payable pursuant to ten year non-competition agreement between the Company and Seller. In addition, the Company incurred $1,602 in other direct costs related to the acquisition. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition as reflected at September 30, 2004.

Current assets (net of $22,650 cash acquired) ........................   $18,192
Property, plant and equipment ........................................    11,986
Intangible assets ....................................................    18,698
Goodwill .............................................................    38,933
                                                                         -------
  Total assets acquired (net of $22,650 cash acquired) ...............    87,809
                                                                         -------
Current liabilities ..................................................     7,880
Deferred taxes .......................................................     7,906
                                                                         -------
  Total liabilities assumed ..........................................    15,786
                                                                         -------
Net operating assets acquired (net of $22,650 cash acquired) .........    72,023
  Debt assumed .......................................................     4,000
                                                                         -------
Net assets acquired (net of $22,650 cash acquired) ...................   $68,023
                                                                         =======

         The values assigned to intangible assets reflected in the table above are preliminary estimates; thus, the allocation of the purchase price is subject to adjustment. The Company has retained an outside appraisal firm to assist in the valuation of intangible assets. Intangible assets, as reflected above, are comprised of non-contractual customer relationships of approximately $10,000 (20 year weighted average life), trade name of approximately $5,000 (indefinite life), and a non-compete agreement of $3,698 (twelve quarterly payments totaling $4,000 discounted at a 5% annual interest rate).

         The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003, the most recent fiscal year, and the nine months ended September 30, 2004, the most recent interim period, are based on the consolidated financial statements of Packaging Dynamics and 3141276 Canada after giving effect to the acquisition of 3141276 Canada and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements, as if the transactions had occurred on January 1, 2003. As the transaction occurred during the Company's quarter ended September 30, 2004, the balance sheet as presented within the interim financial statements included in the Company's Form 10-Q for the quarter ended September 30, 2004 reflects the effects of the transactions, and therefore a pro forma balance sheet is not presented.

         The unaudited condensed combined financial statements are based on preliminary estimates and assumptions set forth in the accompanying notes. Pro forma adjustments are necessary to reflect the purchase price and the new debt and equity structure and to adjust amounts related to 3141276 Canada's assets and liabilities to their fair values, pending final valuations. Pro forma adjustments are also necessary to reflect the changes in depreciation and amortization expense resulting from fair value adjustments to assets, interest expense due to the new debt structure and the tax effect related to the pro forma adjustments. In addition, the unaudited pro forma condensed combined statements of operations exclude non-recurring items directly attributable to the transactions.

         The pro forma adjustments are based on the preliminary purchase price allocation and are subject to change based on the final allocation. Specifically, the purchase price allocation is subject to change based on the receipt of additional information with respect to the fair value of certain assets and obligations, the final amount of direct costs incurred in connection with the acquisition and the resolution of the net asset purchase price adjustment mechanism contained in the acquisition agreement. The final valuation of assets and liabilities and the associated purchase price allocation is expected to be completed as soon as possible but no later than one year from the closing date.

         The unaudited pro forma condensed combined financial statements should be read in conjunction the Company's Form 10-Q for the quarter ended September 30, 2004, the Company's Form 10-K for the year ended December 31, 2003 and the consolidated financial statements and related notes of 3141276 Canada included in Item 9.01(a) of this Form 8-K.

         The pro forma adjustments, as described in the notes to the unaudited pro forma condensed combined financial statements, are based on currently available information and certain adjustments that we believe are reasonable. They are not necessarily indicative of our combined financial position or results of operations that would have occurred had the transactions taken place on the dates indicated, nor are they necessarily indicative of our future consolidated financial position or the results of operations.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
                                 (IN THOUSANDS)


                                                      HISTORICAL            HISTORICAL
                                                 PACKAGING DYNAMICS       3141276 CANADA                             CONDENSED
                                                     YEAR ENDED              YEAR ENDED          PRO FORMA            COMBINED
                                                 DECEMBER 31, 2003       DECEMBER 31, 2003      ADJUSTMENTS           PRO FORMA
                                                 -----------------       -----------------     -------------        -------------
Net sales                                          $     243,444           $      85,480       $          --        $     328,924
Cost of goods sold                                       209,472                  67,799                 704 (a)          277,975
                                                   -------------           -------------       -------------        -------------
Gross profit                                              33,972                  17,681                (704)              50,949
Selling, general and administrative and other             16,193                   9,468                 152 (b)           25,813
 operating expenses
                                                   -------------           -------------       -------------        -------------
Income from operations                                    17,779                   8,213                (856)              25,136
Interest expense (income), net                             5,674                    (217)              3,425 (c)            8,882
                                                   -------------           -------------       -------------        -------------
Income before income taxes                                12,105                   8,430              (4,281)              16,254
Income tax provision                                       4,736                   3,080              (1,691)(d)            6,125
                                                   -------------           -------------       -------------        -------------
Income from continuing operations                  $       7,369           $       5,350       $      (2,590)       $      10,129
                                                   =============           =============       =============        =============

Income per share from continuing operations:
  Basic:                                           $        0.76                                                    $        0.96
  Diluted:                                         $        0.75                                                    $        0.95

Weighted average shares outstanding:
  Basic                                                9,667,301                                     833,333 (e)       10,500,634
                                                   =============                               =============        =============
  Diluted                                              9,808,164                                     833,333 (e)       10,641,497
                                                   =============                               =============        =============

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2004
                                 (IN THOUSANDS)



                                                      HISTORICAL         HISTORICAL
                                                 PACKAGING DYNAMICS    3141276 CANADA                                 CONDENSED
                                                 NINE MONTHS ENDED   JANUARY 1, 2004 TO          PRO FORMA             COMBINED
                                                 SEPTEMBER 30, 2004   SEPTEMBER 13, 2004        ADJUSTMENTS            PRO FORMA
                                                 ------------------  -------------------     ---------------       ---------------
Net sales                                          $       212,590      $        62,075       $            --       $       274,665
Cost of goods sold                                         182,905               48,818                   440 (a)           232,163
                                                   ---------------      ---------------       ---------------       ---------------
Gross profit                                                29,685               13,257                  (440)               42,502
Selling, general and administrative and other
 operating expenses                                         14,313                7,202                   694 (b)            22,209
                                                   ---------------      ---------------       ---------------       ---------------
Income from operations                                      15,372                6,055                (1,134)               20,293
Interest expense (income), net                               3,891                 (364)                2,630 (c)             6,157
                                                   ---------------      ---------------       ---------------       ---------------
Income before income taxes                                  11,481                6,419                (3,764)               14,136
Income tax provision                                         4,535                2,392                (1,487)(d)             5,440
                                                   ---------------      ---------------       ---------------       ---------------
Income from continuing operations                  $         6,946      $         4,027       $        (2,277)      $         8,696
                                                   ===============      ===============       ===============       ===============

Income per share from continuing operations:
  Basic:                                           $          0.71                                                  $          0.83
  Diluted:                                         $          0.69                                                  $          0.80

Weighted average shares outstanding:
  Basic                                                  9,730,166                                    784,671 (e)        10,514,837
                                                   ===============                            ===============       ===============
  Diluted                                               10,060,247                                    784,671 (e)        10,844,918
                                                   ===============                            ===============       ===============

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


         The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003 include adjustments necessary to reflect the estimated effect of the acquisition of 3141276 Canada as if it had occurred on January 1, 2003.

     The following non-recurring charges were incurred by 3141276 Canada on behalf of its former owner prior to the closing of the transaction. These charges were incurred in connection with the transaction and are reflected as expenses in 3141276 Canada's historical statement of operations for the period ended September 13, 2004. No adjustments related to these items have been made in the unaudited pro forma condensed combined statements of operations.


One-time transaction bonuses (1)                                $      166
Transaction costs (2)                                                  160
                                                                ----------
                                                                $      326
                                                                ==========

         1. Reflects bonuses paid by 3141276 Canada in connection with the transaction prior to the acquisition by Packaging Dynamics.

         2. Reflects legal and accounting expenses incurred by 31412767 Canada in connection with the acquisition by Packaging Dynamics.

(a)      Reflects pro forma adjustments for purchase accounting as follows:

                                                                             YEAR ENDED           NINE MONTHS ENDED
                                                                         DECEMBER 31, 2003        SEPTEMBER 30, 2004
                                                                         -----------------        ------------------
Increase in non-real estate depreciation after purchase accounting (1)      $        636            $        377
Deemed real estate financing under SFAS #98 (2)                                       68                      63
                                                                            ------------            ------------
                                                                            $        704            $        440
                                                                            ============            ============

         1. Packaging Dynamics adjusted the value of the non-real estate acquired property, plant and equipment to estimated fair value in purchase accounting. The adjustment reflects the additional depreciation expense (calculated on a straight line basis over estimated remaining useful lives of up to 14 years) related to the book basis step-up.

         2. In connection with and immediately preceding the acquisition, 3141276 Canada distributed to its former owner its 100% ownership interest in GHGA Management, Inc. (GHGA Management"), the general partner in and 1% owner of GHGA Properties, LP ("GHGA Properties"). Following the distribution, GHGA Properties became wholly-owned and controlled by 3141276 Canada's former owner. Papercon has historically leased its Atlanta headquarters and manufacturing facilities from GHGA Properties and entered into a new lease in connection with the acquisition of 3141276 Canada by Packaging Dynamics. 3141276 Canada's historical consolidated financial statements include the financial results of GHGA Management and GHGA Properties. Due to the historical ownership of GHGA Management by 3141276 Canada, the distribution of GHGA Management and entry into the new lease is reflected as a financing transaction under SFAS #98, "Accounting for Leases". The adjustment reflects the difference between the historical depreciation recorded by GHGA Properties and reflected in the 3141276 Canada's consolidated financial statements and depreciation of the estimated fair value of the properties over the estimated remaining useful life (25 years) by Packaging Dynamics.

(b) Reflects pro forma adjustments resulting from purchase accounting and the elimination of certain non-recurring expenses directly attributable to the acquisition.

                                                        YEAR ENDED       NINE MONTHS ENDED
                                                    DECEMBER 31, 2003    SEPTEMBER 30, 2004
                                                    -----------------    ------------------
Compensation expense reduction (1)                              (710)                  124
Intangible asset amortization (2)                                500                   333
Non-compete amortization (3)                                     370                   262
Deemed real estate financing under SFAS #98 (4)                   (8)                  (25)
                                                     ---------------       ---------------
                                                     $           152       $           694
                                                     ===============       ===============

         1. Reflects adjustment of the compensation paid to 3141276 Canada's former owner to levels consistent with the salary and bonus structure in place following 3141276 Canada's acquisition by Packaging Dynamics.

         2. Reflects amortization of the $10,000 preliminary value estimate of non-contractual customer relationships over a 20 year preliminary estimated weighted average life using a straight line methodology.

         3. Reflects amortization of the non-compete agreement which Packaging Dynamics entered into with 3141276 Canada's former owner in connection with 3141276 Canada's acquisition by Packaging Dynamics. Amortization has been calculated based on the $3,698 estimated fair value over the 10 year life of the agreement using a straight line methodology.

         4. Reflects the elimination of historical selling, general and administrative expenses recorded by GHGA Properties and reflected in 3141276 Canada's consolidated financial statements as well as the $20 loss recorded in connection with the distribution of GHGA Management to the 3141276 Canada's former owner. See note (a)2 above for further discussion of the accounting treatment related to certain transactions involving GHGA Management and GHGA Properties.

(c) Reflects pro forma adjustments to interest expense, including amortization of financing costs, resulting from the acquisition of 3141276 Canada.


                                                                      YEAR ENDED       NINE MONTHS ENDED
                                                                  DECEMBER 31, 2003    SEPTEMBER 30, 2004
                                                                  -----------------    ------------------
Eliminate interest income of acquired subsidiary(1)                $           292      $           417
Incremental Term Loan B borrowings (2)                                       2,094                1,475
Incremental revolver borrowings (3)                                             88                   62
Incremental commitment fees (4)                                                 51                   36
Seller note (5)                                                                350                  246
Non-competition agreement (6)                                                  182                  128
Deemed real estate financing under SFAS #98 (7)                                221                  162
Amortization of incremental financing costs (8)                                147                  104
                                                                   ---------------      ---------------
Net adjustment to interest expense (income), net                   $         3,425      $         2,630
                                                                   ===============      ===============
Impact of a 1/8 percentage point change in interest rates (9)      $            59      $            44
                                                                   ===============      ===============

         1. Represents the elimination of 3141276 Canada's interest income assuming that 3141276 Canada's cash and equivalents, which were acquired by Packaging Dynamics, were used to repay revolver borrowings incurred in connection with the acquisition as of the closing date.

         2. Represents pro forma interest on the $45,000 of Term Loan B borrowings incurred by Packaging Dynamics in connection with the acquisition of 3141276 Canada. The pro forma interest was calculated based on the interest rate in effect at the closing date (4.59%).

         3. Represents pro forma interest on incremental revolver borrowings incurred by Packaging Dynamics in connection with the acquisition of 3141276 Canada. The pro forma interest was calculated based on the interest rate in effect at the closing date (6.5%).

         4. Represents commitment fees of 0.5% with respect to $10,000 of increased revolver borrowing capacity which resulted from an amendment to Packaging Dynamics' senior credit facility in connection with the acquisition of 3141276 Canada.

         5. Represents interest on the $7,000 two-year note issued to 3141276 Canada's former owner as partial consideration for the acquisition. The pro forma interest was calculated based on the 5% interest rate specified in the note.

         6. Represents imputed interest (using a 5% interest rate) related to payment obligations under the non-competition agreement between Packaging Dynamics and 3141276 Canada's former owner which was entered into in connection with the Packaging Dynamics' acquisition of 3141276 Canada.

         7. Represents the difference between the imputed interest (using a 7% interest rate) related to payment obligations under the new lease agreement between Packaging Dynamics and GHGA Properties compared to the historical interest expense recorded by GHGA Properties and included in 3141276 Canada's financial statements. See note (a)2 above for further discussion of the accounting treatment related to certain transactions involving GHGA Management and GHGA Properties.

         8. Represents amortization of incremental financing costs over the terms of the related indebtedness. These costs were incurred and capitalized in connection with the amendments to Packaging Dynamics' senior credit facility which provided for the financing necessary to complete the acquisition of 3141276 Canada.

         9. Represents the impact of a 1/8 of 1% change in interest rates on the variable rate debt (discussed in notes (c)2 and (c)3 above) incurred to fund the acquisition of 3141276 Canada.

(d)      Reflects the tax effect of the pro forma adjustments described in (a),
         (b) and (c) above calculated using Packaging Dynamics estimated statutory federal and state rates, net of federal benefit of 39.5%.


                                                       YEAR ENDED         NINE MONTHS ENDED
                                                   DECEMBER 31, 2003      SEPTEMBER 30, 2004
                                                   -----------------      ------------------
Pretax impact of pro forma adjustments              $         4,281        $         3,764
Packaging Dynamics effective tax rate                          39.5%                  39.5%
                                                    ---------------        ---------------
Tax expense (benefit) on pro forma adjustments      $        (1,691)       $        (1,487)
                                                    ===============        ===============


(e) Reflects pro forma adjustments to weighted average shares outstanding resulting from the issuance of 833,333 shares of common stock to 3141276 Canada's former owner as partial consider for the acquisition.

                                                       YEAR ENDED         NINE MONTHS ENDED
                                                   DECEMBER 31, 2003      SEPTEMBER 30, 2004
                                                   -----------------      ------------------
Shares issued in acquisition of 3141276 Canada               833,333                 784,671